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                                                                  EXHIBIT 2.(ii)


                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                          WCA OF SOUTH CAROLINA, L.L.C.


         This Limited Liability Company Agreement of WCA of South Carolina, L.L.C. (this "Agreement"), is entered into by Waste Corporation of America, Inc., a Delaware corporation, as the member (referred to herein, together with any person who hereafter becomes a member of the company pursuant to Section 21 below, as the "Members").

         The Members hereby form a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del. Code
Section 18-101, et seq.), as amended from time to time (the "Act"), and hereby agree as follows:

         1. Name. The name of the limited liability company formed hereby is WCA of South Carolina, L.L.C. (the "Company").

         2. Purpose. The purpose and business of the Company shall be the transaction of any and all business for which limited liability companies may be organized under the Act.

         3. Foreign Qualification. Prior to the Company's conducting business in any jurisdiction other than Delaware, the Members shall cause the Company to comply, to the extent procedures are available and those matters are reasonably within the control of the Members, with all requirements necessary to qualify the Company as a foreign limited liability company in such other jurisdiction. At the request of the Members, each Member shall execute, acknowledge, swear to, and deliver all certificates and other instruments conforming with this Agreement that are necessary or appropriate to qualify, continue or terminate the Company as a foreign limited liability company in all jurisdictions in which the Company may conduct business.

         4. Term. The term of the Company shall begin upon the filing of the Certificate of Formation (the "Certificate") with the Office of the Secretary of State of the State of Delaware and shall continue in existence in perpetuity unless terminated pursuant to Section 12 of this Agreement.

         5. Powers. (a) The Company shall have all of the powers permitted to limited liability companies under the Act.

         (b) Notwithstanding the foregoing provisions of this Section 5, the Company shall have no power or authority, without the written approval of Members holding at least two-thirds (2/3) of the Percentage Interests (as defined below), to amend or terminate this Agreement.

         6. Depositories. All funds of the Company shall be deposited from time to time to the credit of the Company in such banks or other depositories as the Members may from time to
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time designate, and upon such terms and conditions as shall be fixed by the
Members. The Members may from time to time authorize the opening and maintaining with any such depository as it may designate of general and special accounts, and may make such special rules and regulations with respect thereto as the Members may deem expedient.

         7. Registered Office. The address of the registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

         8. Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

         9. Members. The name and the mailing addresses of each Member is as follows:

                Name                                          Address
                ----                                          -------
     Waste Corporation of America, Inc.              One Riverway, Suite 1400
                                                     Houston, Texas 77056

         10. Management. (a) The business and affairs of the Company shall be managed by the Members. The Members shall have the power to do any and all acts necessary or convenient to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise, possessed by members under the laws of the State of Delaware. Each Member is hereby designated as an authorized person, within the meaning of the Act, to execute, deliver and file the Certificate (and any amendments or restatements thereof), and the Company is hereby designated as an authorized person to deliver and file any other certificates (and any amendments or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business. Each member shall have the authority without the act of any other Member to bind the Company as to third parties.

         (b)               (i)      Meetings of the Members may be called by the
                  Secretary, and shall be called by the Secretary upon the written request of any Member, or, if the Secretary fails to act, may be called by any Member. The call shall state the location of the meeting and the nature of the business to be transacted. Notice of any such meeting shall be given to all Members not less than two days nor more than twenty (20) days prior to the date of such meeting. Attendance and participation at a meeting, except to protest the adequacy of notice thereof, shall constitute a waiver of any claim of inadequacy of notice of such matter. Members may vote in person or by proxy at such meeting. Whenever a vote, consent or approval of Members is permitted or required under this Agreement, such vote, consent or approval may be given at a meeting of Members or may be given in accordance with the procedure prescribed in subsection (v) of this Section 10(b). Each Member shall be entitled to cast one vote on each matter submitted for vote. Except as otherwise expressly provided in this Agreement, the unanimous vote of the Members shall be required to constitute the act or approval of the Members.

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                           (ii) For the purpose of determining the Members
                  entitled to vote at any meeting of the Members or any adjournment thereof or to act by written consent pursuant to Subsection (v) of this Section 10(b), the Secretary or the Member requesting such meeting or consent may fix, in advance, a date as the record date for any such determination. Such date shall not be more than thirty (30) days nor less than ten
                  (10) days before any such meeting or the date of request for such consent. If no such record date is so fixed, the date of the meeting or the date of request for consent, as the case may be, shall be the record date.

                           (iii) Each Member may authorize any person to act for
                  him/her/it by proxy on all matters in which a Member is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Member or its attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Member executing it.

                           (iv) Each meeting of Members shall be conducted by
                  the Member requesting such meeting or by such other person that the Member requesting such meeting may designate. If no person is so designated, the President shall conduct the meeting.

                           (v) The Members may take any action contemplated
                  under this Agreement as approved by the unanimous written consent of the Members.

         11. Officers. (a) The Members may from time to time appoint persons to serve as officers of the Company, including a President, one or more Vice Presidents, a Secretary, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers and a Controller and to exercise such authority as is provided below. Any number of offices may be held by the same person. Each officer shall serve until the first to occur of the appointment by the Members of his or her successor or his or her death, resignation or removal from office by the Members. The authority of the officers shall not be exclusive of, and shall be subject to, the authority of the Members.

         (b)               (i)      Powers and Duties of the President. Unless
                  otherwise determined by the Members, the President shall be the chief executive and operating officer of the Company and shall have the usual duties of an executive officer with general supervision over and direction of the business, property and affairs of the Company and its several officers. In the exercise of these duties and subject to the limitations of the laws of the State of Delaware, this Agreement, and the actions of the Members, he or she may appoint, suspend and discharge employees and agents. He or she shall also do and perform such other duties as from time to time may be assigned to him or her by the Members. Unless otherwise determined by the Members, the President shall have full power and authority on behalf of the Company to attend and to act and to vote at any meeting of the

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                  stockholders of any corporation in which the Company may hold stock, and, at any such meetings, shall possess and may exercise any and all the rights and powers incident to the ownership of such stock which, as the owner thereof, the Company might have possessed and exercised.

                           (ii) Powers and Duties of the Secretary. Unless
                  otherwise determined by the Members, the Secretary shall record all proceedings of the meetings of the Members and all committees thereof in books to be kept for that purpose, and shall attend to the giving and serving of all notices for the Company. He or she shall have charge of the corporate seal, the Company's membership and Member Percentage Interest records, and such other books and papers as the Members may direct. He or she shall perform all other duties ordinarily incident to the office of the Secretary and shall have such other powers and perform such other duties as may, from time to time, be assigned to him or her by the Members.

                           (iii) Powers and Duties of the Treasurer. Unless
                  otherwise determined by the Members, the Treasurer shall have charge of all the funds and securities of the Company which may come into his or her hands. When necessary or proper, unless otherwise ordered by the Members, he or she shall endorse for collection on behalf of the Company checks, notes and other obligations, and shall deposit the same to the credit of the Company in such banks or depositories as the Members may designate and shall sign all receipts and vouchers for payment made to the Company. He or she shall sign all checks made by the Company except when the Members shall otherwise direct. He or she shall enter regularly, in books of the Company to be kept by him or her for the purpose, full and accurate account of all monies received and paid by him or her on account of the Company. Whenever required by the Members, he or she shall render a statement of the financial condition of the Company. He or she shall at all reasonable times exhibit his or her books and accounts to any Member, upon application at the office of the Company during business hours. He or she shall have such other powers and shall perform such other duties as may be assigned to him or her from time to time by the Members. He or she shall give such bond for the faithful performance of his or her duties as shall be required by the Members, and any such bond shall remain in the custody of the President.

                           (iv) Powers and Duties of Vice Presidents and
                  Assistant Officers. Unless otherwise determined by the Members, each Vice President and each assistant officer shall have the powers and perform the duties of his or her respective superior officer. Vice Presidents and assistant officers shall have such rank as shall be designated by the Members and each, in the order of rank, shall act for such superior officer in his or her absence, or upon his or her disability or when so directed by such superior officer or by the Members. Vice Presidents may be designated as having responsibility for a specific aspect of the Company's affairs, in which event each such Vice President shall be superior to the other Vice Presidents in relation to matters within his or her aspect. The President shall be the superior officer of the Vice Presidents. The Treasurer and the Secretary

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                  shall be the superior officers of the assistant treasurers and assistant secretaries, respectively.

                           (v) Powers and Duties of the Controller. The
                  Controller shall be the assistant financial officer of the Company. His or her duties shall be to aid the Treasurer of the Company, particularly in connection with, but not limited to, internal auditing practices and procedures, company accounts and accounting, operating procedures and format, standardization of corporate forms and procedures, and monitoring corporate expenses. The Controller shall have such other powers and duties as may be assigned to him or her from time to time by the Members.

         (c) The Members shall have the power to fill any vacancies in any office occurring for any reason. Any officer may resign at any time by submitting his or her written resignation to the Company. Such resignation shall take effect at the time of its receipt by the Company, unless another time be fixed in the resignation, in which case it shall become effective at the time so fixed. The acceptance of a resignation shall not be required to make it effective.

         12. Dissolution. The Company shall dissolve, and its affairs shall be wound up upon the first to occur of the following: (a) the written consent of the Members, (b) the death, retirement, resignation, expulsion, bankruptcy or dissolution of a Member or the occurrence of any other event which terminates the continued membership of a Member in the Company, unless the business of the Company is continued with the consent of all of the remaining Members within ninety (90) days following the occurrence of such event, or (c) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

         13. Capital Contributions. (a) The Members have contributed the following amounts, in cash or other property, to the Company (the value of any contributed property being hereby agreed upon, together with any contributed cash, as the following amount), which amounts shall be the initial balances of the capital accounts of the Members:

             Waste Corporation of America, Inc.              $1,000.00

         (b) The initial percentage interests ("Percentage Interests") of the Members in the Company shall be as follows:

             Waste Corporation of America, Inc.                    100%

         (c) A Member has no interest in specific Company property.

         14. Additional Contributions. No Member is required to make any additional capital contribution to the Company.

         15. Capital Accounts. The Company will establish a capital account for each Member and will maintain each account according to the following rules:

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         (a) The company will maintain the capital accounts in accordance with
United States Department of the Treasury Regulation 1.704-1(b).

         (b) If the Company liquidates itself or a Member's Percentage Interest, the Company will make liquidating distributions in accordance with Section 18 hereof.

         (c) No Member shall be liable to fund any deficit in such Member's capital account at any time; provided, however, that if a Member receives an adjustment allocation or distribution described in United States Department of the Treasury Regulation 1.704-l(b)(2)(ii)(d)(4), (5) or (6) and this adjustment results in a deficit capital account, items of income and gain will be allocated to that Member to eliminate the deficit balance in order to meet the "qualified income offset" requirements of United States Department of the Treasury Regulation 1.704-1(b)(2)(ii)(d).

         16. Tax Matters. (a) The Members acknowledge that the Company will be treated as a "partnership" for federal and Delaware state tax purposes. All provisions of this Agreement shall be construed so as to preserve that tax status.

         (b) Waste Corporation of America, Inc. shall act on behalf of the Company as the "tax matters partner" within the meaning of Section 6231(a)(7) of the Internal Revenue Code of 1986, as amended (the "Code"). The tax matters partner designation may be changed by the unanimous vote of the Members.

         (c) The tax matters partner of the Company shall cause all federal and state income tax returns and all other federal, state or local tax returns required to be filed by the Company to be prepared and filed on behalf of the Company on a timely basis.

         (d) The tax matters partner of the Company shall cause the Company to make timely elections with respect to tax matters. Such elections shall include, but shall not be limited to, (i) an election to use the accrual method of accounting, (ii) an election to deduct R&D costs under Section 174(a) of the Code, (iii) an organization fee amortization election under Section 709(b) of the Code, (iv) a Code Section 754 election if requested by a Member, and (v) any allocation method permitted under United States Department of the Treasury Proposed Regulation 1.704-1(c).

         17. Allocation of Profits and Losses; Tax Allocations. (a) Except as provided in Section 15(c) above and Section 17(b) below, the Company's profits and losses shall be allocated to the Members each calendar year according to their respective Percentage Interests.

         (b) Income, gain, loss and deduction solely for federal income tax purposes shall be allocated to the Members in accordance with Section 704(c) of the Code to take into account any variation between the adjusted tax basis of any property and its initial contribution value.

         18. Distributions. (a) Subject to Section (b) below, distributions shall be made to the Members at the times and in the aggregate amounts determined by the Members. Such

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distributions shall be allocated among the Members based on the Members'
respective Percentage Interests.

         (b) At the termination of the Company, and after the Company has satisfied or provided for the satisfaction of all the Company's debts and other obligations, the Company's assets will be distributed in cash or in kind (i) first, in discharge of the Members' respective negative capital account balances, if any, and (ii) then, based on the Members' respective Percentage Interests.

         19. Assignments. A Member may not assign in whole or in part any interest in the Company.

         20. Resignation and Expulsion. A Member may resign from the Company without the approval of the Members. A Member may not be expelled, except for breach of this Agreement or as otherwise provided by the Act, without the vote of Members holding at least three-fourths (3/4) of the Percentage Interests.

         21. Admission of Additional Members. One or more additional members of the Company may be admitted to the Company upon the approval of the Members.

         22. Liability of Members and Officers. The Members and the officers of the Company shall not have any liability for the obligations or liabilities of the Company except to the extent provided in the Act. A Member or officer shall not be personally liable to the Company or the Members for monetary damages for breach of fiduciary duty as a Member or officer, except to the extent provided by applicable law (i) for any breach of the Member's or the officer's duty of loyalty to the Company or its Members, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or
(iii) for any transaction from which the Member or officer derived an improper personal benefit. Each person who is or was a Member or officer of the Company, and each person who serves or served at the request of the Company as member, director or officer (or equivalent) of another enterprise, shall be indemnified by the Company to the fullest extent permitted under the Act as it may be in effect from time to time, except as to any action, suit or proceeding brought by or on behalf of such Member or officer of the Company without prior approval of the Members.

         23. Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Delaware, all rights and remedies being governed by said laws.

         IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Limited Liability Company Agreement as of the 18th day of June, 1999.

                                              WASTE CORPORATION OF AMERICA, INC.


                                              By:
                                                 -------------------------------
                                              Name:
                                              Title:


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